UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2014

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement — Eric S. Slifka

On December 31, 2014, Global GP LLC (the “General Partner”), the General Partner of Global Partners LP (the “Partnership”), and Eric S. Slifka entered into an employment agreement (the “Eric Slifka Employment Agreement”) which replaces and supersedes Mr. Slifka’s existing employment agreement commencing on January 1, 2015. Pursuant to the Eric Slifka Employment Agreement, Mr. Slifka will serve as the President and Chief Executive Officer of the General Partner and the Partnership.  The Eric Slifka Employment Agreement provides that Mr. Slifka will have powers and duties and responsibilities that are customary to his position and that are assigned to him by the board of directors of the General Partner (the “Board”) in connection with his general management and supervision of the operations of the General Partner and the Partnership.  He will report only to the Board.

Unless earlier terminated, the Eric Slifka Employment Agreement has an initial term ending on December 31, 2017, with an automatic renewal for 36 months commencing January 1, 2018, provided that neither party has given 90-day notice of non-renewal.  The Eric Slifka Employment Agreement includes a confidentiality provision and a non-solicitation provision, which generally will continue for two years following Mr. Slifka’s termination of employment, and is subject to the non-competition provisions included in Annex I to the Eric Slifka Employment Agreement, which will continue for two years following Mr. Slifka’s termination of employment.

The Eric Slifka Employment Agreement provides for an annual base salary of $800,000, subject to increase as of each January 1 if so determined by the Compensation Committee of the Board (the “Compensation Committee”).  In addition, Mr. Slifka may be eligible to receive a cash bonus annually in an amount to be determined at the discretion of the Compensation Committee.  Mr. Slifka is entitled to participate in the General Partner’s Short-Term Annual Incentive Compensation Plan (described below) and in the long-term incentive compensation plans (described below) which include (i) a Long-Term Performance-Based Cash Incentive Plan and (ii) the Long-Term Equity-Based Incentive Plan.  Additionally, Mr. Slifka may, as determined by the Compensation Committee, be eligible to participate in any other incentive plans in which management employees may participate.  He also is entitled to participate in the General Partner’s health insurance, 401(k) and such other benefit plans and programs as the General Partner may provide for its executives in general.

The Eric Slifka Employment Agreement may be terminated at any time by either party with proper notice.  If Mr. Slifka’s employment is terminated for any reason, he shall be paid (i) all amounts of his base salary due and owing up through the date of termination, (ii) any earned but unpaid bonus, (iii) all reimbursements of expenses appropriately and timely submitted, and (iv) any and all other amounts, including vacation pay, that may be due to him as of the date of termination (the “Eric Slifka Accrued Obligations”).

If Mr. Slifka’s employment is terminated by death or disability, he (or his estate) will be paid (i) the Eric Slifka Accrued Obligations, plus (ii) a lump sum payment equal to his then base salary multiplied by 200%, plus (iii) an amount equal to the target incentive amount under the then applicable short-term incentive plan multiplied by 200%, plus (iv) his interests in the long-term incentive plans, including (a) the pro-rated cash incentive amount, if any, earned under the Long-Term Performance-Based Cash Incentive Plan and (b) the amounts of cash and/or securities due as a result of the automatic vesting of Mr. Slifka’s interests in the Long-Term Equity-Based Incentive Plan, plus (v) group health and similar insurance premiums on behalf of his spouse and dependents for 24 months following the date of termination.

If Mr. Slifka’s employment is terminated by the General Partner without “Cause” or by Mr. Slifka for reasons constituting “Constructive Termination,” each as defined in the Eric Slifka Employment Agreement, he shall be paid (i) the Eric Slifka Accrued Obligations, plus (ii) a lump sum payment equal to his then base salary multiplied by 200% (provided, however, that this multiplier shall be 300% if Mr. Slifka terminates his employment for reasons constituting Constructive Termination and such termination occurs within 12 months following a “Change in Control” (as defined in the Eric Slifka Employment Agreement)), plus (iii) an amount equal to the target incentive amount under the then applicable short-term incentive plan multiplied by 200% (provided, however, that this multiplier shall be 300% if Mr. Slifka terminates his employment for reasons constituting Constructive Termination and such termination occurs within 12 months following a Change in Control), plus (iv) his interests in the long-term incentive plans, including (a) the pro-rated cash incentive amount, if any, earned under the Long-Term

Performance-Based Cash Incentive Plan and (b) the amounts of cash and/or securities due as a result of the automatic vesting of Mr. Slifka’s interests in the Long-Term Equity-Based Incentive Plan, plus (v) group health and similar insurance premiums on behalf of his spouse and dependents for 24 months following the date of termination.  If Mr. Slifka terminates his employment for reasons of Constructive Termination but such termination does not occur within 12 months following a Change in Control and Mr. Slifka secures employment within 12 months of the date of termination, he shall repay to the General Partner one-half of the cash received from the General Partner pursuant to (ii) and (iii) above.

If Mr. Slifka’s employment is terminated by the General Partner for Cause, Mr. Slifka will be paid the Eric Slifka Accrued Obligations.  Notwithstanding the foregoing, if Mr. Slifka’s employment agreement is not renewed by the General Partner and he does not continue to serve as the General Partner’s President and Chief Executive Officer following the expiration of his employment agreement, he shall be paid any Eric Slifka Accrued Obligations plus a lump sum payment equal to 100% of his then base salary.

Short-Term Annual Incentive Plan

Mr. Slifka shall be entitled to receive awards, if any, under the General Partner’s Short-Term Annual Incentive Plan as determined based upon the achievement of financial metrics to be established by the Compensation Committee in the first calendar quarter of each fiscal year during the term of the Eric Slifka Employment Agreement, and any such awards are to be paid within two and a half months of the end of such fiscal year; provided, that if the Partnership has not completed its audited consolidated financial statements within two and a half months of the end of that fiscal year, the award shall be paid within 5 business days following completion of the Partnership’s audited consolidated financial statements for such fiscal year, but in no event later than September 30 of the year following the end of the applicable fiscal year.  The annual “award target” cash incentive amount shall be 100% of Mr. Slifka’s then annual base salary, and the maximum cash incentive amount that may be awarded for any fiscal year shall be 200% of Mr. Slifka’s then annual base salary.  Any portion of an award that is earned in excess of 125% of the annual award target for a calendar year may be deferred by the Compensation Committee and paid at a later date; provided, that the short-term annual cash incentive plan approved by the Compensation Committee for such year includes provisions that (i) permit such a deferral for a specified period of time of up to twenty-four (24) months, (ii) require the General Partner to pay to Mr. Slifka interest on the deferred amount at the rate of 5.0%, such interest to be paid together with the payment of the deferred amount at the conclusion of the deferral period, and (iii) provide for the forfeiture of the deferred amount together with any interest owing thereon in the event that Mr. Slifka voluntarily terminates his employment with the General Partner other than for reasons constituting Constructive Termination or is terminated by the General Partner for Cause prior to the conclusion of the deferral period.

Long-Term Incentive Plans

Long-Term Performance-Based Cash Incentive Plan — Mr. Slifka shall be entitled to receive awards, if any, under the General Partner’s Long-Term Performance-Based Cash Incentive Plan as determined based upon the achievement of distribution growth to the Partnership’s unitholders over the term of the Eric Slifka Employment Agreement.   To evaluate Mr. Slifka’s performance, the aggregate distribution growth to the Partnership’s unitholders will be measured using all distributions to unitholders in respect of the three-year period from January 1, 2015 through December 31, 2017 and the to-be-declared annualized per unit distribution to unitholders in respect of the fourth quarter of the calendar year 2014 as the baseline against which aggregate distribution growth will be measured.  Under the General Partner’s Long-Term Performance-Based Cash Incentive Plan, Mr. Slifka’s annual target incentive amount will be $850,000, and his annual maximum incentive amount will be $1.7 million.

Long-Term Equity-Based Incentive Plan — Mr. Slifka also shall participate annually in the Global Partners LP Long-Term Incentive Plan (the “LTIP”) with respect to his performance during each calendar year of the Eric Slifka Employment Agreement, in such forms and amounts as the Compensation Committee may determine on an annual basis, after reviewing available performance data.  Mr. Slifka’s annual award target under the LTIP with respect to his performance during each calendar year of the Eric Slifka Employment Agreement will be $1.25 million and his annual maximum incentive amount under the LTIP will be determined on an annual basis by the Compensation Committee.  The Eric Slifka Employment Agreement does not supersede or make invalid any prior agreements between the General Partner and Mr. Slifka concerning the LTIP.

The foregoing description of the Eric Slifka Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Eric Slifka Employment Agreement.  A copy of the Eric Slifka Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement — Edward J. Faneuil

On December 31, 2014, the General Partner and Edward J. Faneuil entered into an employment agreement (the “Faneuil Employment Agreement”) which replaces and supersedes Mr. Faneuil’s existing employment agreement, commencing on January 1, 2015.  Pursuant to the Faneuil Employment Agreement, Mr. Faneuil will serve as the Executive Vice President and General Counsel of the General Partner and the Partnership.  The Faneuil Employment Agreement provides that Mr. Faneuil will have powers and duties and responsibilities that are customary to his position and that are assigned to him by the Board or the Chief Executive Officer and President of the Company in connection with his service as chief legal officer.  He will report to the Chief Executive Officer and President of the Company.

Unless earlier terminated, the Faneuil Employment Agreement has a term ending on December 31, 2017.  The Faneuil Employment Agreement includes a confidentiality provision which, subject to typical exceptions for requirements of law and public knowledge (other than as a result of unauthorized disclosure by Mr. Faneuil), will continue for two years following Mr. Faneuil’s termination of employment.  The Faneuil Employment Agreement includes non-competition and non-solicitation provisions which continue during the term of the agreement and for a period of two years thereafter.

The Faneuil Employment Agreement provides for an annual base salary of $450,000 for the 12-month period commencing January 1, 2015.  Thereafter, Mr. Faneuil’s base salary will be reviewed by the Compensation Committee at least annually.  In addition, Mr. Faneuil may be eligible to receive a cash bonus in an amount to be determined at the discretion of the Compensation Committee to be paid no later than March 15 of the calendar year immediately following the calendar year in which each such bonus, if any, is earned.  Mr. Faneuil is entitled to participate in the General Partner’s Short-Term Annual Incentive Plan and in the LTIP, each as described above, on the same general basis as the other executive officers of the General Partner, but the terms and the economic level of Mr. Faneuil’s participation in the LTIP shall be determined by the Compensation Committee, in its discretion.  Additionally, Mr. Faneuil is eligible to participate in the Company’s health insurance, 401(k) and such other benefit plans and programs as the General Partner may provide for its executives in general and will also receive additional fringe benefits consistent with benefits previously provided to him under prior arrangements.

The Faneuil Employment Agreement may be terminated at any time by either party with proper notice. If Mr. Faneuil’s employment is terminated for any reason, Mr. Faneuil will receive payment through the date of termination of his employment of (i) any earned, but unpaid, base salary as then in effect, (ii) all earned, but unpaid, bonuses, and (iii) all accrued vacation, expense reimbursements and other benefits (other than severance benefits, except as provided below) due Mr. Faneuil in accordance with the established plans and policies of the General Partner or applicable law (the “Edward Faneuil Accrued Obligations”).

If Mr. Faneuil’s employment is terminated by the General Partner without “Cause” or by Mr. Faneuil for “Constructive Termination,” each as defined in the Faneuil Employment Agreement, he shall be entitled to receive a severance payment in an amount equal to the sum of (i) twice his then base salary, plus (ii) if such termination occurs within 12 months following  a “Change in Control” (as defined in the Faneuil Employment Agreement), an additional amount equal to twice his target incentive amount under the then applicable short-term incentive plan for the fiscal year in which the termination occurs.  In addition, the General Partner would provide health care continuation coverage benefits to Mr. Faneuil and would continue to pay the applicable percentage of the medical insurance premiums that it pays for active employees during the applicable coverage period.  In addition, if Mr. Faneuil’s employment is terminated by the General Partner without Cause or by Mr. Faneuil for Constructive Termination at any time within three months before a Change in Control and 12 months following a Change in Control, then Mr. Faneuil will receive 100% accelerated vesting on any and all outstanding Partnership options, restricted units, phantom units, unit appreciation rights, and other similar rights (under the LTIP or otherwise) held by him in effect on the date of termination.

The foregoing description of the Faneuil Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Faneuil Employment Agreement. A copy of the Faneuil Employment Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibit

Exhibit Number	Description
10.1	Employment Agreement dated December 31, 2014, by and between Global GP LLC and Eric S. Slifka.

10.2	Employment Agreement dated December 31, 2014, by and between Global GP LLC and Edward J. Faneuil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC
its General Partner

Dated: January 7, 2015		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated December 31, 2014, by and between Global GP LLC and Eric S. Slifka.

10.2	Employment Agreement dated December 31, 2014, by and between Global GP LLC and Edward J. Faneuil.